Exhibit 99.1

Trecora Resources Enters Into a Definitive Agreement to Be Acquired by an Affiliate of Balmoral Funds

Purchase price of $9.81 per share in cash, with a total transaction value of $247 million

Transaction follows a comprehensive strategic review process by the Trecora Board of Directors

Trecora to adopt limited-duration shareholder rights plan as a condition to the transaction

SUGAR LAND, Texas, May 11, 2022 /PRNewswire/ — Trecora Resources (“Trecora” or the “Company”) (NYSE: TREC), a leading provider of specialty hydrocarbons and specialty waxes, and an affiliate of Balmoral Funds, LLC (together with its consolidated subsidiaries, “Balmoral”) today announced that they have entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Balmoral agreed to acquire Trecora for $9.81 per share in cash in a transaction that values the Company at an enterprise value of $247 million, which represents approximately 11.4x our 2021 adjusted EBITDA.

Under the terms of the Merger Agreement, which has been approved by the Trecora Board of Directors (the “Trecora Board”), Balmoral will commence a tender offer to acquire all outstanding shares of Trecora’s common stock, par value $0.10 per share (the “Trecora Common Stock”) for $9.81 per share in cash. The purchase price represents a 29.9% premium to Trecora’s closing stock price on May 10, 2022.

“Under the oversight of our Board of Directors and with the support of our talented team, we have worked diligently to enhance our execution, maximize operating efficiencies and reposition the Company for growth,” said Pat Quarles, Trecora’s President and Chief Executive Officer. “We are excited to enter this new chapter with Balmoral, which shares our enthusiasm for the future of our business and our opportunities for growth. With Balmoral’s support, we remain deeply committed to supporting our customers with the quality and service level they have come to depend on us for.”

Karen Twitchell, Chair of the Trecora Board, added, “We are pleased to have reached this agreement with Balmoral. The transaction announced today follows careful consideration and negotiation by the Board and concludes a deliberate and comprehensive strategic review process undertaken over the past seven months with the assistance of our independent financial advisor. Beginning in October 2021, we contacted 72 financial and strategic acquirers and held discussions with a number of parties, including Balmoral, through a formal, competitive process. Our Board believes this transaction maximizes value for shareholders, who will receive a significant premium and immediate and certain value for their shares.”

David Shainberg, Managing Director of Balmoral, said, “We are delighted to announce this transaction with Trecora and are eager to execute on its growth plan. Having followed Trecora for years, we’re encouraged by its strong customer relationships and product demand. This is Balmoral’s fourth acquisition in the chemicals sector and we are excited to contribute to Trecora’s continued success as a private company.”

“I applaud Trecora’s Board of Directors for recognizing alternative value creation opportunities for Trecora and for displaying disciplined attention to its fiduciary duties as representatives of the Company’s shareholders,” said Bradley L. Radoff, one of the Company’s largest shareholders. “I have long thought that the best risk-adjusted outcome for Trecora and its shareholders is a sale of the Company, and I am proud that my constructive engagement with the Company over the last several months has helped lay the groundwork for this important transaction to unlock shareholder value. I commend the Board for its responsiveness to shareholder input and for conducting a thorough and deliberate process to deliver a transaction at a valuation that I support.”

Conditions and Approvals

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of certain regulatory periods and the tender of shares representing at least a majority of the Company’s outstanding common stock to Balmoral, and is expected to close in the third quarter. Following the successful completion of the tender offer, Balmoral will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price.

Upon completion of the transaction, Trecora will become a privately held company and shares of Trecora Common Stock will no longer be listed on any market.

Guggenheim Securities is acting as exclusive financial advisor to Trecora and Morgan, Lewis & Bockius LLP and Vinson & Elkins L.L.P. are serving as legal advisors to Trecora. Piper Sandler & Co. is acting as financial advisor and Blank Rome LLP is acting as legal advisor to Balmoral.

One-Year Shareholder Rights Plan

In connection with the transaction, the Trecora Board has adopted a limited duration Shareholder Rights Plan (the “Plan”) that is effective immediately. The Plan is designed to assist the Trecora Board in maximizing shareholder value in connection with the sale of the Company. The Plan will not in any way prevent the transaction from occurring, nor will it prevent or restrict any person from making a superior proposal pursuant to the terms of the Merger Agreement.

Pursuant to the Plan, the Trecora Board declared a dividend distribution of one right (each a “Right”) for each outstanding share of Trecora Common Stock to shareholders of record at the close of business on May 23, 2022. Each Right entitles its holder, under the circumstances described below, to purchase from Trecora one half of a share of Trecora Common Stock. The purchase price for each whole share of Trecora Common Stock pursuant to the exercise of a Right is initially $38.00 (equivalent to $19.00 for each one-half of a share of Trecora Common Stock), subject to adjustment.

The Rights will be exercisable only if a person or group of affiliated or associated persons (other than Balmoral or any of its affiliates or associates acting pursuant to the Merger Agreement) acquires beneficial ownership of 10% or more of the Company’s common stock. The Plan provides that the ownership of shareholders that beneficially own 10% or more of the Trecora Common Stock on the date of adoption of the Plan will be grandfathered, but the Rights would become exercisable if at any time any such shareholder increases its ownership. Derivative interests in the Trecora Common Stock, such as swap arrangements, regardless of whether such arrangements carry with them the right to control voting or disposition of the underlying securities, are also considered beneficial ownership of the underlying Trecora Common Stock for purposes of the Plan.

Additional details about the Plan will be included in a Form 8-K to be filed by Trecora with the U.S. Securities and Exchange Commission (the “SEC”).

About Trecora Resources

Trecora owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities.

About Balmoral Funds

Balmoral is a Los Angeles, CA based private equity fund that was founded in 2005. Balmoral’s objective is to be the financial partner of choice for entrepreneurial, emotionally intelligent and successful C-suite executives and operating advisors creating transformative, revitalizing change in the businesses they co-invest in together. Balmoral has approximately $1 billion of assets under management. Balmoral typically invests in companies that have revenues between $30 to $500 million and require equity investments of $10 to $75 million, with the capability of doing more in particularly compelling opportunities.

Important Information

The tender offer for all of the outstanding shares of Trecora Common Stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Trecora Common Stock. The solicitation and offer to buy shares of Trecora Common Stock will only be made pursuant to the tender offer materials that Balmoral intends to file with the SEC. At the time the tender offer is commenced, Balmoral will file a tender offer statement on Schedule TO with the SEC, and Trecora will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. TRECORA’S SHAREHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY BALMORAL OR TRECORA WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Trecora’s shareholders free of charge. Investors and shareholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting Trecora’s Investor Relations either by telephone at (212) 836-9626, e-mail at jhellman@equityny.com, or on Trecora’s website at ir.trecora.com/.

Important Additional Information

Trecora, its directors and certain of its executive officers are participants in the solicitation of proxies from the Trecora’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). Trecora intends to file a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from Trecora’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Trecora’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of Trecora’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on Trecora’s at ir.trecora.com/ or through the SEC’s website at www.sec.gov. Information can also be found in Trecora’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 10, 2022 and amended on April 29, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on Trecora’s website at ir.trecora.com/.

Forward-Looking Statements

Some of the statements and information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s financial position, business strategy and plans and objectives of the Company’s management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “outlook,” “may,” “will,” “can,” “shall,” “should,” “could,” “expects,” “plans,” “anticipates,” “contemplates,” “proposes,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “intend,” or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to not completing, or not completely realizing the anticipated benefits from, the sale of the business, receipt and timing of necessary regulatory approvals, the impacts of the COVID-19 pandemic on our business, financial results and financial condition and that of our customers, suppliers, and other counterparties; general economic and financial conditions domestically and internationally, including the impact of rising inflation and supply chain issues; the ongoing impact of geopolitical conflict; the impact of actions by activist shareholders; insufficient cash flows from operating activities; our ability to attract and retain key employees; feedstock and product prices; feedstock availability and our ability to access third party transportation; competition; industry cycles; natural disasters or other severe weather events, health epidemics and pandemics (including the COVID-19 pandemic) and terrorist attacks; our ability to consummate, and the costs associated with, extraordinary transactions, including acquisitions, dispositions and other business combinations, and realize the financial and strategic goals of such transactions; technological developments and our ability to maintain, expand and upgrade our facilities; regulatory changes; environmental matters; lawsuits; outstanding debt and other financial and legal obligations; difficulties in obtaining additional financing on favorable conditions, or at all; local business risks in foreign countries, including civil unrest and military or political conflict, local regulatory and legal environments and foreign currency fluctuations; and other risks detailed in our latest Annual Report on Form 10-K, including, but not limited to, “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein and in our other filings with the SEC. Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic and other natural disasters such as severe weather events.

There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this release and the information included in our prior releases, reports and other filings with the SEC, the information contained in this release updates and supersedes such information.

Forward-looking statements are based on current plans, estimates, assumptions, and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Investor Contact

Jeremy Hellman, CFA

The Equity Group, Inc.

(212) 836-9626

jhellman@equityny.com